                                                                    EXHIBIT 10.1

                                    AGREEMENT

between

METALLURG EUROPE LIMITED

and

CORVEST 2 (PTY) LIMITED

and

METALLURG (SOUTH AFRICA) (PTY) LIMITED

                                                        BLUMENTHAL ATTORNEYS
                                                        65 - 5th Avenue
                                                        Cnr Louis Botha Avenue
                                                        HIGHLANDS NORTH
                                                        2192, Johannesburg
                                                        box: 11245, Jhb, 2000
                                                        dx: 5, Highlands North
                                                        tel: (011) 887-2660
                                                        fax: (011) 887-2699
                                                        ref: Mr Blumenthal\sh

                                TABLE OF CONTENTS

 1   Interpretation                     3
 2   Sale of Shares and Claims          7
 3   Price                              7
 4   Payment                            8
 5   Closing                            9
 6   Conditions                        10
 7   Warranties                        11
 8   Indemnities                       12
 9   Domicile                          13
10   Applicable Law and Jurisdiction   14
11   General                           14
12   Breach                            15
13   Due Diligence Investigation       16
14   Release of Guarantees             17
15   Arbitration                       17
16   Costs                             19




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                                                                          Page 3


                                    AGREEMENT

between

METALLURG EUROPE LIMITED
Registration number 4057100

("the seller")

and

CORVEST 2 (PTY) LIMITED

("Corvest")

and

METALLURG (SOUTH AFRICA) (PTY) LIMITED

("the Company")

1.        Interpretation

1.1. The clause headings in this agreement are for reference purposes only and shall not be used in the interpretation thereof.

1.2.      Unless the context clearly indicates a contrary intention:

1.2.1.         expressions which denote:

1.2.1.1.            any gender shall include the other genders;

1.2.1.2. a natural person shall include an artificial person and vice versa;

1.2.1.3.            the singular shall include the plural and vice versa.

1.2.2. The following expressions shall have the meanings set opposite them below and cognate expressions shall bear corresponding meanings:




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                                                                          Page 4


1.2.2.1. "acquisition agreement" shall mean the agreement of sale to be concluded by, inter alia, the company and Zelpy, and the shareholders in Zelpy, simultaneously herewith in terms of which Zelpy shall have acquired the business and assets of the company and the property business as going concerns with effect from 30 December 2003, upon the terms and conditions set out therein;

1.2.2.2. "agreement accounts" shall mean the unaudited financial statements of the company for the period to end on 30 November 2003 , a true copy of which are annexed hereto marked "C";

1.2.2.3. "auditors" shall mean the auditors of the company as at the closing date and being PriceWaterhouseCoopers;

1.2.2.4. "business day" shall mean any day which is not a Saturday, Sunday or recognised statutory public holiday in the Republic of South Africa;

1.2.2.5. "claims" shall mean the claims by way of loan account(if any) which the seller may have against the company on the effective date and shall exclude any claims on the trading account which the seller may have against the company as at that date;

1.2.2.6. "closing date" shall mean the third business day after the date on which the conditions precedent shall have been fulfilled or waived;

1.2.2.7. "company" shall mean Metallurg (South Africa) (Proprietary) Limited a company duly registered and incorporated according to the laws in force in the Republic of South Africa under company registration number 1970/01059/07;

1.2.2.8. "conditions precedent" shall mean the conditions precedent set out in clause 6;

1.2.2.9. "Corvest" shall mean Corvest 2 (Pty) Limited a company duly registered and incorporated according to the laws in force in the Republic of South Africa under company number 1993/001997/07;

1.2.2.10.           "Dollars" shall mean United States Dollars;




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                                                                          Page 5


1.2.2.11. "effective date" shall, subject to fulfilment of the conditions precedent, mean 00:01hrs on 31 December 2003, notwithstanding date of signature hereof;

1.2.2.12. "financial statements" shall mean the audited annual financial statements of the company as at and for the period ended on 31 December 2002;

1.2.2.13. "Metallurg Inc" shall mean Metallurg Inc, a company duly registered and incorporated according to the laws in force in Delaware, United States of America, and which is the holding company of the seller;

1.2.2.14.           "Libor rate" shall mean:

1.2.2.14.1 the arithmetic mean (rounded upward to four decimal places) of the relevant offered rates which appear on page LIBOR 01 on the Reuters Screen); or

1.2.2.14.2 if no such rate appears, the average British Bankers Association interest settlement rate for Dollars (being current page 3750 on the Telerate Screen); or

1.2.2.14.3 if no such rate appears on the Telerate Screen and no offered rate appears on the relevant page of the Reuters Screen, or there is no relevant page of the Reuters Screen, the arithmetic mean (rounded upward to four decimal places) of the rates, as supplied to the Lender at its request, quoted by the such banks in London, England as may from time to time be agreed between the Lender and the Borrower, to lending on the London Interbank market, at or about 11h00 on the applicable date for the offering of deposits in dollars for a period comparable to the relevant Payment Period;

1.2.2.15.           "Purchasers' attorneys" shall mean Blumenthal Attorneys, 65
                    - 5th Avenue, corner Louis Botha Avenue, Highlands North, Johannesburg;

1.2.2.16.           "Rand or Rands" shall mean South African Rands;

1.2.2.17. "shares" shall mean the entire issued share capital of the company comprising 4 000 (Four Thousand) ordinary shares of R1,00 (One Rand) each held by the seller in the company;




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                                                                          Page 6


1.2.2.18. "the FEC" shall mean the Forward Exchange Contract in terms of which Corvest shall, at the earliest possible date at which it has the necessary documentation to obtain regulatory approval to do so, purchase cover for the full amount of the purchase price namely the sum of $9 100 000,00 (Nine Million One Hundred Thousand Dollars") to be paid by Corvest to the seller for the period calculated from the signature date up to and including the commencement of business on the closing date, provided that the spot price of purchasing Dollars at the time of entering into such FEC, is R7.04 (seven rand and four cents) per dollar or less;

1.2.2.19. "the Metallurg Inc claim" shall mean the claim in the amount of R234 000,00 which Metallurg Inc has against the company;

1.2.2.20. "the property business" shall mean the business of owning the immovable property together with all improvements thereon carried on by a subsidiary of the company, namely, Stand 359 Wadeville Extension 4 (Pty) Limited and which business is to be purchased by Zelpy 1735 (Pty) Limited as a going concern pursuant as an integral part of the acquisition agreement;

1.2.2.21. "the License Agreement" shall mean the License Agreement to be concluded between Metallurg Inc and Zelpy in the form annexed hereto marked Appendix "D";

1.2.2.22. "the loan agreement" shall mean the loan agreement to be entered into simultaneously herewith between the seller and Zelpy pursuant to which the seller shall lend and advance to Zelpy the balance of the purchase price namely the sum of $1 370 000,00 (One Million Three Hundred and Seventy Thousand Dollars) payable by Corvest to the seller for the shares and claims in terms hereof;

1.2.2.23. "the Restraint Undertaking" shall mean the Restraint Undertaking in the form annexed hereto as appendix "E" to be signed by the seller and by Metallurg Inc;

1.2.2.24. "the signature date" shall mean the date of last signature of this agreement by the parties hereto;




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                                                                          Page 7


1.2.2.25. "VAT Act" shall mean the Value-Added Tax Act, 89 of 1991, as amended;

1.2.2.26. "Zelpy" shall mean Zelpy 1734 (Pty) Limited, a company duly registered and incorporated according to the laws in force in the Republic of South Africa under company number 2002/029821/07.

1.3. Any reference to an enactment is to that enactment as at the date of signature hereof and as amended or re-enacted from time to time.

1.4. If any provision in a definition is a substantive provision conferring rights or imposing obligations on any party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision in the body of the agreement.

1.5. Where figures are referred to in numerals and in words, if there is any conflict between the two, the words shall prevail.

1.6. Schedules or annexures to this agreement shall be deemed to be incorporated in and form part of this agreement.

2.   Sale of Shares and Claims

2.1. Subject to fulfilment of the conditions precedent, the seller sells to Corvest which purchases the shares and claims with effect from the effective date, on which date all risk in and benefits attaching to the shares and claims shall pass to Corvest. Notwithstanding the foregoing ownership in the shares and claims shall only pass to Corvest upon payment of the purchase price having been made to the seller.

2.2. In addition to the sale of shares and claims the seller shall procure that Metallurg Inc shall assign the Metallurg Inc claim to Corvest for no consideration.

2.3. This transaction constitutes an indivisible sale of all of the shares and the claims.

3.   Price

     The price payable by Corvest to the seller for the shares and claims is $9 100 000,00 (Nine Million One Hundred Thousand Dollars). The price shall be apportioned between the shares




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                                                                          Page 8


     and claims as to an amount equal to the book value of the claims in respect thereof and the balance shall be for the shares.

4.   Payment

4.1. Corvest shall pay the purchase price of $9 100 000,00 (Nine Million One Hundred Thousand Dollars) to the seller in cash on the closing date against compliance by the seller with clause 6, together with interest thereon at the Libor rate calculated from the effective date to the date of actual payment, both days included.

4.2. The seller undertakes simultaneously with payment to it of the amount of $9 100 000,00 (Nine Million One Hundred Thousand Dollars) as referred to in 4.1 above, to lend and advance to Zelpy the sum of $1 370 000,00 (One Million Three Hundred and Seventy Thousand Dollars). Such loan shall be repaid by Zelpy to the seller on the basis as provided for under and in terms of the loan agreement.

4.3. The loan referred to in 4.2 shall be secured by way of Zelpy pledging the shares and claims held by it in Zelpy 1735 (Pty) Limited to the seller as provided for under and in terms of the loan agreement.

4.4. The purchase price and the interest thereon shall be paid free of exchange, or any other deduction, to the seller at such place or account as may be advised by the seller to Corvest in writing prior to the closing date.

4.5. The seller acknowledges that Corvest intends purchasing the FEC so as to cover any possible foreign exchange losses arising between the signature date and the closing date between the value of the Rand as against the United States Dollar at those dates. The company agrees that in the event that the conditions precedent as set out in this agreement (or the acquisition agreement) are not fulfilled for whatever reason, then the costs incurred by Corvest in purchasing the FEC shall be borne and paid for by the company which shall refund same to Corvest on demand. Against payment of such costs the company shall be entitled to any profits arising from the FEC and Corvest hereby cedes, assigns and transfers to the company all its right, title and interest in and to the FEC. The company hereby indemnifies and holds Corvest harmless against all and any claims, liability and/or costs incurred or to be incurred in connection with the FEC. Corvest shall, if so required, and prior to the effective date, furnish




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                                                                          Page 9


          the company with a true copy of the FEC as soon as same has been purchased by it.

5.   Closing

     On the closing date, representatives of the parties shall meet at a mutually convenient time and place in Johannesburg. At that meeting, against compliance by Corvest with clause 4.1, the seller shall procure that the current directors:

5.1.      deliver to Corvest:

5.1.1. the share certificates in respect of the shares together with duly signed and currently dated share transfer forms in respect thereof, which shall be blank as to transferee;

5.1.2. a written cession of the claims in favour of Corvest (or such person as may have been nominated in writing by Corvest);

5.1.3. the written resignations, if so required, of the company's directors, secretary, public officer and auditors, all of whose resignations shall be accompanied by such documents duly completed as are required by law to be lodged with the Registrar of Companies in connection with or as a result of such resignations; and

5.1.4.         a resolution of the directors of the company:

5.1.4.1. approving the transfer of the shares pursuant to this agreement;

5.1.4.2.            noting the cession of the claims in terms hereof;

5.1.4.3. appointing any persons nominated by Corvest as directors of the company; and

5.1.4.4. accepting the resignation of the persons referred to in 5.1.3;

5.2. The seller acknowledges that Corvest shall be entitled on the closing date and against payment of the purchase price to be placed in possession or in control of all of the company's books, records, documents and assets including, the company's certificate of incorporation and memorandum and articles of association, minute books and copies of all returns from time to time submitted by




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                                                                         Page 10


          the company to the Registrar of Companies and the Receiver of Revenue.

6.   Conditions Precedent

6.1. The whole of this agreement (other than the provisions of 1, this 6 and 11 to 16) is subject to the conditions precedent that:

6.1.1. the loan agreement, the License Agreement and the acquisition agreement are executed, in writing, by the parties thereto and that all the conditions precedent to which the loan agreement, the License Agreement and the acquisition agreement are subject (other than signature of this agreement) are fulfilled (other than the condition precedent that the suspensive condition to which this agreement is subject be fulfilled);

6.1.2. the approvals of the South African reserve bank or any other authorities for exchange control approval or any other permission as may be required to be given so as to enable payment of the purchase price and the amount payable under the loan agreement to be made are granted, and that Corvest secures the FEC based on a spot rate for buying dollars not exceeding R7.04 (seven rand and four cents) per dollar;

6.1.3. the Competition Commission unconditionally approves the sale of the shares and claims as well as the sale of the business upon and in accordance with the terms of the acquisition agreement by the issue of a Merger Clearance Certificate under the provisions of the Competition Act, No 89 of 1998, and if such approval is conditional, that the parties confirm to each other that they accept such conditions.

6.2. Each of the parties shall use reasonable endeavours where it is within their power to do so, to procure the fulfilment of the condition precedent. Corvest undertakes to advise and keep the seller informed of all progress made with regard to the fulfilment of the conditions precedent in the acquisition agreement so as to enable the seller to timeously comply with its obligations under this agreement;

6.3. If the conditions precedent fail this agreement shall cease to be of any further force and effect and the parties shall be restored as near as may be to the




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                                                                         Page 11


          position in which they would have been had this agreement not been entered into. Neither party shall have any claim against the other as a result of the failure of the condition precedent, except for such claims, if any, as arise from the provisions of clause 4.4 above or, as may result from a breach of the provisions of this clause.

7.   Warranties

7.1. The seller gives Corvest the warranties set out in annex "A". This agreement is entered into by Corvest relying on such warranties, each of which is deemed to be material and to be a material representation inducing Corvest to enter into this agreement provided that Corvest shall not be entitled to cancel this agreement as a consequence of any breach by the seller of any of such warranties unless the breach is incapable of being remedied by payment of compensation or, if it is capable of being remedied by a payment of compensation, the seller fails to pay Corvest the compensation concerned within 14 (Fourteen) days of the amount thereof being determined.

7.2. Notwithstanding any other provisions of this agreement and save as otherwise specifically provided in clause 7.1 and Annexure A hereto:

7.2.1. liability shall only attach to the seller under the warranties if and when the aggregate of all claims from the first Rand thereof exceeds R50 000,00 (fifty thousand rand) and in such event, Corvest shall be entitled, subject to 7.2.2 and 7.2.3 below, to recover from the seller the full amount (ie from the first Rand thereof) of all claims arising from or pursuant to the warranties or this agreement;

7.2.2. the aggregate amount which may in any event be recovered by Corvest from the seller shall be limited to the amount of the purchase price; and

7.2.3. the seller shall not be liable and Corvest shall not have any claim or be entitled to institute any action in respect of the warranties or any of the provisions of this agreement later than 12 (twelve) months after the closing date and more than once in respect of each cause of action even if such cause of action would give rise to a claim under more than one of the aforesaid warranties or provisions or this agreement.




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                                                                         Page 12


8.   Indemnities

8.1. Without prejudice to any of the rights of Corvest arising from any of the other provisions of this agreement, the seller indemnifies Corvest against all loss, liability (whether actual contingent or otherwise), damage and expense of every nature whatever which Corvest may suffer as a result of or which may be attributable to any act or omission by the seller which gives rise to:

8.1.1. any liability of the company whether actual or contingent, arising prior to the effective date not reflected in the agreement account and/or in the financial statements;

8.1.2. any liability of the company incurred between the signature date and the closing date, otherwise than in the ordinary and regular course of conduct of the company's business.

8.2.      Corvest shall be deemed to have suffered a loss equivalent to:

8.2.1. the amount of the liabilities of and claims made against the company in respect of which it is indemnified in terms of 8.1.1.1; and

8.2.2. the amount of the liabilities of and claims made against the company in respect of which it is indemnified in terms of 8.1.2.

8.3. Corvest shall notify the seller of any claims which may be made against the company in respect of any of the matters referred to in
          8.2 within 2 (two) business days of Corvest becoming aware thereof, to enable the seller to take steps to contest any such claims.

8.4. The seller shall be entitled to contest the claims concerned in the name of the company and shall be entitled to control the proceeding in regard thereto; provided that:

8.4.1. the seller hereby indemnifies Corvest and the company against all and any costs which may be incurred as a consequence of such steps and Corvest shall be entitled to require the seller to give reasonable security against such costs. If the parties are unable to agree upon the amount of such security, the amount shall be determined by the Registrar or Clerk, as the case may be, of any




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                                                                         Page 13


               relevant Court, failing which, by any third party agreed upon between the parties and in the absence of agreement, by a third party appointed by the President for the time being of The Law Society of the Northern Provinces;

8.4.2. the seller shall, if the claim is not disputed by it as provided for in 8.4.1, pay Corvest the amount of the claim to which the indemnity applies once the amount of such claim has been finally determined unless the creditor concerned consents to an extension of time for payment. In that event, the seller shall make the payment concerned to Corvest when that extension of time expires or once the dispute has been finally resolved; and

8.4.3. Corvest shall procure that the company renders reasonable assistance to the seller (at the expense of the seller) in regard to the steps taken by the seller.

9.   Domicile

9.1. For all purposes of this agreement including, but not by way of limitation, the giving of any notice, the making of any communication, the payment of any sum and the serving of any process, the parties respectively choose domicilium citandi et executandi ("domicile") as follows:

9.1.1.         the seller:         Fullerton Road
                                   Rotherham
                                   Yorkshire
                                   S60 1DL
                                   United Kingdom
                              Fax: +44 1709 833712

9.1.2.         Corvest:            25 Rudd Road
                                   Illovo
                              Fax: +27 (11) 268 0536

9.1.3          Corvest:            as per clause 9.1.2

9.1.4          the company:        Stand 359 Crocker Road
                                   Wadeville
                                   Johannesburg
                              Fax: +27 11 902 8910




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                                                                         Page 14


9.2. Each party, by written notice to the others, shall be entitled from time to time to vary its domicile to any other address, provided that such address may not be a post office box or poste restante.

9.3. Any notice given and any communication or payment made by any party to any other ("the addressee") which:

9.3.1. is delivered by hand during the normal business hours of the addressee at the addressee's domicile for the time being, shall be presumed, until the contrary is proved, to have been received by the addressee at the time of delivery; and

9.3.2. any notice given by any party to the addressee which is transmitted by telefacsimile to the addressee's telefacsimile address or any new telefacsimile address which may be notified, in writing, by the relevant party to the others of them, shall be presumed, until the contrary is proved by the addressee, to have been received by the addressee on the first business day after the date of transmission.

10.  Applicable Law and Jurisdiction

10.1. This agreement (including its validity, existence and implementation, the interpretation and application of its provisions, the respective rights and obligations of the parties in terms of and arising out of the conclusion, breach and termination of the provisions of this agreement), shall be interpreted and governed in all respects by the laws of the Republic of South Africa.

10.2. Save as otherwise provided herein, the parties hereby consent to the non-exclusive jurisdiction of the Witwatersrand Local Division of the High Court of South Africa in respect of any action or legal proceedings which may arise out of or in connection with this agreement, its interpretation, validity or determination hereof.

11.  General

11.1. This agreement (as read with the acquisition agreement) supersedes and replaces entirely any prior agreement or any other arrangement between the parties in relation to the subject matter hereof. Accordingly, none of the parties shall be bound by any undertakings,




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                                                                         Page 15


          representations, warranties, promises or the like not recorded herein.

11.2. No alteration, variation or cancellation by agreement of, addition or amendment to, or deletion from this agreement shall be of any force or effect unless in writing and signed by or on behalf of the parties.

11.3. No indulgence, extension of time, relaxation or latitude which the seller on the one hand or Corvest on the other ("the grantor") may show, grant or allow to the other ("the grantee") shall constitute a waiver by the grantor of any of the grantor's rights in terms hereof and the grantor shall not thereby be prejudiced or estopped from exercising any of its rights against the grantee in the future.

12.  Breach

12.1. Should either the Seller on the one hand or Corvest on the other hand ("the defaulting party") commit a breach of any of the provisions hereof, then any of the parties aggrieved thereby ("the aggrieved party") shall, if it wishes to enforce its rights hereunder, be obliged to give the defaulting party 14 (fourteen) days written notice to remedy the breach. If the defaulting party fails to comply with such notice, the aggrieved party shall be entitled to cancel this agreement, claim immediate payment and/or performance by the defaulting party of all of the defaulting party's obligations whether or not the due date for payment and/or performance shall have arrived. The parties agree that once the conditions precedent have been fulfilled and the shares and claims have been delivered and the full purchase price has been paid, the aggrieved party shall not be entitled to cancel this transaction as a result of a breach by any defaulting party of its obligations in terms hereof and the aggrieved party shall only be entitled to claim payment or performance from the defaulting party concerned. Any claim by an aggrieved party shall be without prejudice to such party's rights to claim damages.

12.2. Should the acquisition agreement be cancelled, in circumstances entitling either the company or Corvest, as the case may be, to cancel same as a result of any breach of the provisions thereof by:

12.2.1. the company, then Corvest shall be entitled to cancel this agreement by written notice to the seller in which event the agreement shall be deemed to have been cancelled as a result of material breach of the provisions hereof by the seller; and

12.2.2. Corvest, then the seller shall be entitled to cancel this agreement by written notice to Corvest in which event this agreement shall be deemed to have been cancelled as a result of a material breach of the provisions hereof by Corvest.

13.  Due Diligence Investigation

13.1. It is recorded that Corvest have, prior to signature hereof, conducted a due diligence investigation into the financial position, activities and affairs of the company.

13.2. It is further recorded that the current management of the company will become employed by Zelpy as Purchasers of the business in terms of the acquisition agreement. Corvest acknowledges that management have been conducting the business of the company and are accordingly aware of all facets thereof.

13.3. The due diligence investigation has been conducted for Corvest' benefit and the Seller makes no warranties or representations as to the outcome of the due diligence investigation.

13.4. The fact that the due diligence investigation was carried out shall not be construed as depriving Corvest of any rights or remedies which it would have had in the absence of carrying out the due diligence investigation.

13.5. In the event of the sale recorded in this agreement failing to be implemented for any reason, and pending such implementation, Corvest shall hold as confidential and shall not disclose to any person other than is strictly necessary in pursuance of the objective of implementing this agreement, any information, documentation, books, records and the like pertaining to the Seller and/or the company as has or may become known or available to Corvest and it shall, in the event of such failure, restore the seller to possession of any document or copy of any document which may be in its possession or under its control and it shall procure that its employees, agents, advisers, representatives and the like likewise agree to be bound by this confidentiality undertaking and to the undertaking recorded herein.




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                                                                         Page 17


14.  Release of Guarantees

14.1 Corvest shall use reasonable endeavours to procure the release of the Seller from any liability which the seller may have beyond the effective date under any guarantees, suretyships, indemnities or the like given by the seller for any of the company's obligations disclosed to Corvest in writing prior to signature of this agreement provided that Corvest shall:

14.1.1 not be obliged to effect any payment or to procure any variation of the terms of any of the company's obligations to procure any such release;


14.1.2 tender its own guarantees if that is necessary to procure the release of the seller.

14.2 Corvest indemnifies the seller, against any claims in respect of the liabilities referred to in clause 14.1. Corvest shall be obliged to make payment under this indemnity as soon as the seller becomes obliged to make any payment in respect of such liabilities provided that:

14.2.1 the seller shall give written notice to Corvest of any such claim without delay to enable Corvest to take steps to resist the claim. Without the written approval of Corvest, the seller shall not make any payment of or take any steps to settle the claim; and

14.2.2 Corvest shall be entitled to resist such claim in the name of the seller and to control the proceedings in regard thereto.

15   Arbitration

15.1 Save as otherwise provided herein any dispute between the parties in regard to:

15.1.1         the interpretation of;

15.1.2         the effect of;

15.1.3         the parties' respective rights and obligations under;

15.1.4         a breach of;

15.1.5         any matter arising out of; and/or

15.1.6 this agreement shall be decided by arbitration in the manner set out in this clause 15.

15.2 The said arbitration shall be held subject to the provisions of this clause:

15.2.1         at Johannesburg;

15.2.2         informally; and

15.2.3 otherwise in accordance with the provisions of the Arbitration Act, No. 42 of 1965, as amended,

          it being the intention that if possible it shall be held and concluded within 21 (twenty one) business days after it has been demanded.

15.3      The arbitrator shall be if the question in issue is:

15.3.1 primarily an accounting matter, an independent accountant with no less than 10 (ten) years standing agreed upon between the parties;

15.3.2 primarily a legal matter, a practicing Senior Counsel with no less than 10 (ten) years standing agreed upon between the parties;

15.3.3 any other matter, an independent person agreed upon between the parties.

15.4      If the parties cannot agree upon a particular arbitrator in terms of
          15.3 above within 7 (seven) business days after the arbitration has been demanded, the nomination in terms of 15.4.1, 15.4.2, 15.4.3, as the case may be, shall be made by the President of the Law Society of the Northern Provinces within 7 days after the parties have so failed to agree.

15.5 The parties irrevocably agree that the decision in these arbitration proceedings:

15.5.1         shall be binding on them;

15.5.2         shall be carried into effect; and

15.5.3         may be made an order of any court of competent jurisdiction.

15.6 Nothing contained in this 15 shall prevent or preclude either party from approaching any court having competent jurisdiction for urgent or interlocutory relief in respect of any matter arising herefrom.

16   Costs

     All costs of Blumenthal Attorneys incidental to this agreement shall be paid by Corvest. Any stamp duty and other costs payable in respect of the transfer of the shares shall be borne and paid for by Corvest.


THUS DONE and SIGNED at              on this the      day of
2003.


                                          For and on behalf of
                                          METALLURG (SOUTH AFRICA) (PTY) LIMITED
                                          by

                                          --------------------------------------
                                          who warrants his authority hereto

                                          --------------------------------------
                                          who warrants his authority hereto

THUS DONE and SIGNED at              on this the      day of           2003.

                                          For and on behalf of
                                          METALLURG EUROPE LIMITED

                                          --------------------------------------
                                          who warrants his authority hereto

                                          --------------------------------------
                                          who warrants his authority hereto

THUS DONE and SIGNED at              on this the      day of           2003.

                                          For and on behalf of
                                          CORVEST 2 (PTY) LIMITED

                                          --------------------------------------
                                          who warrants his authority hereto

                                          --------------------------------------
                                          who warrants his authority hereto

                                                                       ANNEX "A"

                                   WARRANTIES

The following are the warranties referred to in clause 7 of the sale of shares agreement between Metallurg Europe Limited and Corvest 2 (Pty) Limited and Metallurg (South Africa) (Pty) Limited ("the agreement") to which these are the warranties. The terms defined in the agreement shall, save to the extent which is contrary to, or otherwise indicated by the context, bear the same meanings in this annexure.

1.   On the effective date and the closing date:

1.1. the company will be regularly incorporated as a private company with limited liability according to the laws of the Republic of South Africa;

1.2.      no steps will have been taken in respect of the company in terms of
          Section 73 of the Companies Act, No 61 of 73 ("the Companies Act");

1.3. the authorised share capital of the company will be R4000,00 (four thousand Rand) divided into 4 000 (four thousand) shares of R1,OO (One
          Rand) each and all of such shares will be issued and fully paid up.

1.4. all of the issued shares in the capital of the company will be of one class and the issued shares will rank pari passu with each other;

1.5. the company will not be under any obligation (whether contingently upon the exercise of any right or otherwise) to increase or to reduce its authorised or issued share capital;

1.6. the seller will be entitled and able to give free and unencumbered title to the shares and the claims to Corvest;

1.7. no person will have any right (including any option or right of first refusal) to acquire the assets or any of the shares in, or claims against the company, present or future;

1.8. save for the provisions set out in the agreement, no resolution will have been passed (since the signature hereof), nor will the company be obliged to alter any of the rights attaching to any of the shares in the capital of the company or to alter the memorandum or articles of association of the company or to create or to issue any debentures;

1.9. the seller shall be the sole registered beneficial owner of the shares and will be reflected in the register of members of the company as the sole owner thereof;

1.10. no person shall have any right to obtain an order for the rectification of the register of members of the company;

     the only assets of the company will be the claim which the company has against Zelpy for payment of the purchase price payable by the company to Zelpy under and in terms of the acquisition agreement;

1.11. to the best of the sellers knowledge and belief, the company will not be in material breach of any law and without limiting the generality of the aforegoing, it will not be in material breach of any laws relating to taxation and companies

1.12. to the best of the sellers knowledge and belief, having made all reasonable enquiries, the company will not, as a result of any act or omission on the part of the seller, be liable, whether contingently or otherwise and whether as surety, co-principal debtor, guarantor or indemnitor for the liabilities of any third party;

1.13. to the best of the seller's knowledge and belief, having made all reasonable enquiries, the sole liabilities of the company as at the date of the financial statements will be in respect of the claims (if any) and those liabilities which appear as such on the financial statements.

2.   Between the signature date and the closing date:

2.1       no dividends will be declared or paid by the company;

2.2 the company will not incur or become committed to incur any capital expenditure without the prior written consent of Corvest;

2.3       none of the claims will have been reduced.

3 To the best of its knowledge and belief, having made all reasonable enquiries, the company is not engaged in any litigation, arbitration or criminal proceedings (other than proceedings for the collection of debts from trade debtors in the ordinary course of business).

4    The financial statements and agreement accounts have been prepared:

4.1       in accordance with generally accepted and sound accounting practises;

4.2 to fairly present the state of affairs, operations and results of the company as at the date thereof and for the period to which they relate; and

4.3       in accordance with the Companies Act;

Purchasers

5 Until the closing date, no resolutions will be passed by the members or directors of the company, save for:

5.1       such resolutions as may be necessary to give effect to this agreement;

5.2 such resolutions as shall be approved by Corvest in writing, which approval may not be unreasonably withheld.

6 All transfer duty and acquisition duty has been paid in respect of the shares in terms of the Stamp Duties Act 1976, as amended.

7    Between the incorporation of the company and the closing date:

7.1 there will not have been any partial reduction in the share capital or share premium of the company;

7.2 the company will not have made an award of capitalisation or bonus shares.

8

9 The seller has to the best of its knowledge and belief, disclosed to Corvest all facts and circumstances material to this transaction and which would be material to a Purchasers of the shares and the claims and the purchase price payable in respect thereof.

                                                                       ANNEX "B"

                               FINANCIAL STATEMENT

                               RESTRAINT AGREEMENT

                                     between

                                  Metallurg Inc

                                       and

                            Metallurg Europe Limited

                           ("the restrained parties")

                                       and

         ZELPY 1734 (PROPRIETARY) LIMITED and/or Corvest 2 (Pty) Limited
                 ("Zelpy." or "Corvest" as the context requires)

WHEREBY THE PARTIES AGREE AS FOLLOWS:

1.        PREAMBLE

          1.1. Zelpy has entered into an Agreement with Metallurg (South Africa)(Proprietary) Limited (hereinafter referred to as "the Seller") whereby the Company will, subject to the fulfilment of certain conditions precedent purchase the business of the Seller with effect from 31 December 2003.

          1.2. Corvest has entered into an agreement with Metallurg Europe Limited ("Metallurg Europe") in terms of which Corvest shall purchase all the shares in and claims by way of loan account held by Metallurg Europe in the seller;

          1.3 Metallurg Inc are shareholders in Metallurg Europe Limited which in turn is the sole shareholder of all the shares in the Seller and, as such, they are possessed of certain secrets and confidential information pertaining to the business and company being acquired respectively by Zelpy and Corvest from the Seller and Metallurg Europe including information relating to the methods of business, contractual arrangements, financial structure and general information which should not be made available to a competitor in the ordinary course of business.

          1.4 The restrained parties acknowledge that the restraints imposed upon them in terms of this agreement are reasonable as to subject matter, area and duration and are reasonably required by Zelpy and Corvest in order to protect its business interests.

2.        FULFILMENT OF CONDITIONS PRECEDENT

          The operation of the restraint recorded in this agreement is subject to the fulfilment or waiver of the conditions precedent contemplated in each of the sale of business agreement between the Seller and Zelpy and the sale of shares agreement between Metallurg Europe and Corvest, and the restraint recorded herein shall become effective immediately upon such fulfilment or waiver.

3.        RESTRAINT AGAINST COMPETITION

          3.1. Each of the restrained parties separately undertakes to Zelpy and Corvest that for a period of 84 (eighty four) months after the restraint contained herein becomes effective in terms of clause 2, none of them will, without the prior written consent of each of Zelpy and Corvest, and whether directly or indirectly:

              3.1.1. compete with Corvest in the fields of activity referred to in 3.2 within the areas of restraint set out in 3.3;

              3.1.2. persuade, induce, encourage or procure any person who is an employee of Zelpy at any time within the period of the restraint, or any person who was an employee of the Seller during the previous twelve months, to become employed by or interested in any manner whatsoever in any field of activity referred to in 3.2, or to terminate his employment with Zelpy.

          3.2. The fields of activity in respect of which the restraint applies will be -

              3.2.1. the business of trading and distributing a wide range of refractory material and base metals carried on by the seller; and

              3.2.2. (as a separate restraint) the business carried on by Zelpy and the Seller at the date of signature of this Agreement.

          3.3. The area of restraint referred to in clause 3.4 shall be the whole of Sub Saharan Africa.

          3.4. For purposes of this clause 3.4, any of the restrained parties will be deemed to be competing with the Company if it becomes engaged or interested, whether directly or indirectly, and whether as proprieter, partner, shareholder, director, employee, agent, consultant, representative, adviser, financier, administrator or in any other like capacity, in any Company, firm, business or undertaking which carries on business in any of the fields referred to in 3.2 and in any of the areas referred to in 3.3. There will however, be no prohibition against acquiring or holding, by way of bona fide investments, not more than 5% of the shares of any company, the shares of which are listed on the Johannesburg Stock Exchange or the Namibian Stock Exchange.

          3.5. The restrained parties acknowledge -

              3.5.1. that the customers of Zelpy are or could be drawn from all of the areas in which the restraint is operative;

              3.5.2. that their relationship with many of the customers is a personal one, and that Zelpy and Corvest would suffer substantial damage if any of the restrained parties was to compete with Zelpy and Corvest within the area to which, and during the time in which, the restraint is to apply;

              3.5.3. that Zelpy and Corvest would not have entered into the purchase of the business of the Seller and the shares of Metallurg Europe in the seller unless the restrained parties had agreed to the restraint contained in the clause;

              3.5.4. that the restraint is the minimum restraint required by
                     Zelpy and Corvest to provide protection against unfair competition and that in the circumstances it is fair and reasonable, and necessary for the protection of the interests of Zelpy and Corvest that the restrained parties should be restrained in the manner set out in this clause. Should the reasonableness of any provision contained in this clause be disputed, the onus of proving that the provision is unreasonable will rest on the relevant restrained party.

          3.6. Each and every restraint contained in this clause 3 is separate and divisible from every other restraint in the clause and from any other restraint so that if any one of the restraints is or becomes unenforceable for any reason, that restraint will be severable and will not effect the validity of any other restraint contained in this clause or otherwise.

          3.7. Insofar as the restraints are considered by the parties to be reasonable in all the circumstances, they agree that if the restraints, taken together, are adjudged to go beyond what is reasonable in all the circumstances but would be adjudged reasonable if part or parts of the wording of the restraints were deleted, the restraints shall apply with such words deleted.

          3.8. The restraints contained in this clause will be capable of being enforced by Zelpy and/or Corvest or its assigns or any of its shareholders from time to time. However, they will cease to be enforceable should Zelpy be placed in final liquidation unless such liquidation results from a restructuring of Zelpy.

4.        DOMICILIUM CITANDI ET EXECUTANDI

          4.1. The parties hereto select as their respective domicilia citandi et executandi the following physical addresses, and for the purposes of giving or sending any notice provided for or required hereunder, the following:

                                  Physical address       Postal address        Telefax
                              ------------------------   --------------    ---------------
          Corvest and         25 Rudd Rd                 PO Box 0000       (011) 268 0536
          Zelpy               Illovo                     Suburb
                              Johannesburg               0000

          The Restrained                                                   +1 212 687 9621
          Parties             6 East 43rd Street,
                              12th Floor, New York, NY
          1. Metallurg Inc.   10017, USA

          2. Metallurg        Fullerton Road,                              +44 1709 833712
             Europe           Rotherham, Yorkshire,
             Limited          S60 1DL

               or such other address or telefax number as may be substituted by notice given as herein required. Each of the parties shall be entitled from time to time by written notice to the others, to vary its domicilium to any other address within the Republic of South Africa which is not a post office box or poste restante.

          4.2. Any notice addressed to a party at its physical or postal address shall be sent by prepaid registered post, or delivered by hand, or sent by telefax.

          4.3. Any notice shall be deemed to have been given:-

              4.3.1. if posted by prepaid registered post, 5 (five) days after the date of posting thereof;

              4.3.2. if hand delivered during business hours on a business day, on the day of delivery;

              4.3.3. if sent by telefax, on the date of sending of such telefax, provided that such notice shall be confirmed by prepaid registered post on the date of despatch of such telefax or, should no postal facilities be available on that date, on the next business day.

5.        COSTS

          Each party shall bear its own costs of and in connection with this Agreement.


SIGNED at _________________________

on the ____________________________ day of ____________________________ 2003

WITNESSES:-

1.
                                   ---------------------------------------------
                                   For and on behalf of Metallurg Europe Limited

2.
                                   ---------------------------------------------

SIGNED at _______________________________

on the ______________________________ day of ________________________ 2003

WITNESSES:-

                                   For and on behalf of Metallurg Inc
1.

2.
                                   ---------------------------------------------